EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST APARTMENT REIT, INC. ANNOUNCES
RESULTS FOR THE YEAR ENDED DECEMBER 31, 2018
Irvine, Calif., March 14, 2019 — Steadfast Apartment REIT, Inc. (the “Company”) announced today its operating results for the year ended December 31, 2018.
For the year ended December 31, 2018, the Company had total revenues of $170.0 million compared to $163.4 million for the year ended December 31, 2017. Net loss was $49.1 million for the year ended December 31, 2018, compared to $33.6 million for the year ended December 31, 2017. Total assets of the Company were $1.43 billion at December 31, 2018 and $1.45 billion at December 31, 2017.
Highlights:
The Company:

•	Owned as of December 31, 2018, a multifamily property portfolio of 34 properties comprised of 11,601 apartment homes with an aggregate contract purchase price of $1.5 billion.

•
Had $357.9 million of variable rate debt with a weighted average interest rate of 4.46% and $692.3 million of fixed rate debt with a weighted average interest rate of 4.47% as of December 31, 2018. The weighted average interest rate on the Company's total outstanding debt was 4.46% as of December 31, 2018.

•
Experienced an increase in net operating income (“NOI”) to $96.5 million for the year ended December 31, 2018, from $93.2 million for the year ended December 31, 2017. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
Reported net cash provided by operating activities of $33.6 million for the year ended December 31, 2018, compared to $34.7 million for the year ended December 31, 2017. Net cash used in investing activities was

$17.5 million for the year ended December 31, 2018, compared to $26.8 million for the year ended December 31, 2017.

•
Reported net cash provided by financing activities of $18.0 million for the year ended December 31, 2018, compared to net cash used in financing activities of $8.0 million for the year ended December 31, 2017, which included $23.4 million and $21.9 million of distributions paid, net of $22.7 million and $23.3 million in non-cash distributions paid pursuant to the Company's distribution reinvestment plan for the year ended December 31, 2018 and 2017, respectively.

•	Invested $18.0 million in improvements to the Company's real estate portfolio during the year ended December 31, 2018, compared to $26.8 million for the year ended December 31, 2017.

•
Received proceeds of $50.5 million, net of principal payments of $667.5 million, deferred financing costs of $4.5 million and debt extinguishment costs of $1.0 million related to the refinancing of a portion of the Company's outstanding debt during the year ended December 31, 2018.

"According to a recent article in Forbes, demographic shifts have dramatically changed the profile of the modern renter to one that spans generations," said Ella Neyland, President of Steadfast Apartment REIT. "We believe our continued awareness of these shifts aids our efforts when determining the most appealing spaces, amenities and how to align service with resident expectations."

About Steadfast Apartment REIT, Inc.
Steadfast Apartment REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may” and “should” and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
###

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Assets:
Real Estate:
Land	$164,113,072	$164,113,072
Building and improvements	1,411,198,832	1,394,779,659
Total real estate, cost	1,575,311,904	1,558,892,731
Less accumulated depreciation and amortization	(218,672,162)	(147,726,630)
Total real estate, net	1,356,639,742	1,411,166,101
Cash and cash equivalents	58,880,007	27,298,855
Restricted cash	13,858,768	11,368,850
Rents and other receivables	1,836,406	1,722,065
Other assets	2,923,725	2,812,186
Total assets	$1,434,138,648	$1,454,368,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$32,330,278	$27,612,665
Notes payable:
Mortgage notes payable, net	502,143,306	948,557,074
Credit facilities, net	548,012,437	44,848,788
Total notes payable, net	1,050,155,743	993,405,862
Distributions payable	3,953,499	3,886,730
Due to affiliates	1,711,168	2,760,555
Total liabilities	1,088,150,688	1,027,665,812
Commitments and contingencies
Redeemable common stock	—	36,397,062
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 51,723,801 and 50,842,640 shares issued and outstanding at December 31, 2018 and 2017, respectively	517,238	508,426
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2018 and 2017, respectively	10	10
Additional paid-in capital	684,140,823	633,186,743
Cumulative distributions and net losses	(338,670,111)	(243,389,996)
Total stockholders’ equity	345,987,960	390,305,183
Total liabilities and stockholders’ equity	$1,434,138,648	$1,454,368,057

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,
	2018	2017	2016
Revenues:
Rental income	$150,900,039	$146,032,596	$128,723,298
Tenant reimbursements and other	19,063,191	17,365,562	15,287,216
Total revenues	169,963,230	163,398,158	144,010,514
Expenses:
Operating, maintenance and management	42,446,994	41,113,376	35,644,845
Real estate taxes and insurance	23,501,730	22,745,539	20,836,003
Fees to affiliates	25,976,226	24,342,996	24,629,873
Depreciation and amortization	70,993,280	68,417,556	67,991,543
Interest expense	44,374,484	34,944,074	26,060,155
Loss on debt extinguishment	4,975,497	—	—
General and administrative expenses	6,795,365	5,456,273	4,848,801
Acquisition costs	—	2,185	1,681,768
Total expenses	219,063,576	197,021,999	181,692,988
Net loss	$(49,100,346)	$(33,623,841)	$(37,682,474)
Loss per common share — basic and diluted	$(0.96)	$(0.67)	$(0.80)
Weighted average number of common shares outstanding — basic and diluted	51,312,947	50,358,618	47,092,206

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Years Ended December 31, 2018, 2017 and 2016
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under U.S. generally accepted accounting principles ("GAAP").
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations, or MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company's common stock on a national exchange, a merger or sale of the Company or another similar transaction) until five years after the completion of the Company's offering stage. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which it has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the Institute for Portfolio Alternative's, or IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01, resulting in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2018, 2017 and 2016:

	For the Years Ended December 31,
	2018	2017	2016
Reconciliation of net loss to MFFO:
Net loss	$(49,100,346)	$(33,623,841)	$(37,682,474)
Depreciation of real estate assets	70,993,280	67,407,444	54,857,243
Amortization of lease-related costs	—	1,010,112	13,134,300
FFO	21,892,934	34,793,715	30,309,069
Acquisition fees and expenses (1)(2)	858,712	2,185	5,987,477
Unrealized (gain) loss on derivative instruments	(87,160)	447,668	270,222
Realized gain on derivative instruments	(270,000)	—	—
Loss on debt extinguishment	4,975,497	—	—
MFFO	$27,369,983	$35,243,568	$36,566,768
_____________

(1)
By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Historically under GAAP, acquisition fees and expenses were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. The Company elected to early adopt ASU 2017-01 but did not experience a material impact from adopting this new guidance. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the years ended December 31, 2018, 2017 and 2016, include acquisition fees of $0, $0 and $2,766,209, respectively, and loan coordination fees of $0, $0 and $1,539,500, respectively, that are recorded in fees to affiliates in the accompanying consolidated statements of operations. Acquisition fees and expenses for the years ended December 31, 2018, 2017 and 2016, also include acquisition expenses of $858,712, $2,185 and $1,681,768, respectively, that did not meet the criteria for capitalization under ASU 2017-01 and were recorded in acquisition costs in the accompanying consolidated statements of operations prior to the adoption of ASU 2017-01 and in general and administrative expenses subsequent to its adoption.

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Years Ended December 31, 2018, 2017 and 2016
NOI is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties, to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three months ended December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 computed in accordance with GAAP:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017	2016
Net loss	$(11,464,743)	$(10,119,644)	$(49,100,346)	$(33,623,841)	$(37,682,474)
Fees to affiliates (1)	2,916,698	5,725,567	19,305,780	18,388,198	19,401,952
Depreciation and amortization	18,072,943	17,256,537	70,993,280	68,417,556	67,991,543
Interest expense	12,754,788	9,698,664	44,374,484	34,944,074	26,060,155
Loss on debt extinguishment	—	—	4,975,497	—	—
General and administrative expenses	1,985,224	1,423,654	6,795,365	5,456,273	4,848,801
Acquisition costs	—	—	—	2,185	1,681,768
Other gains (2)	(406,097)	(13,347)	(839,042)	(361,200)	(709,116)
NOI	$23,858,813	$23,971,431	$96,505,018	$93,223,245	$81,592,629
________________

(1)
Fees to affiliates for the three months and year ended December 31, 2018, exclude property management fees of $1,233,125 and $4,886,436 and other fees of $576,764 and $1,784,010, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2017, exclude property management fees of $1,195,312 and $4,706,698 and other fees of $309,869 and $1,248,100, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2016 exclude property management fees of $4,140,513 and other fees of $1,087,408, that are included in NOI.

(2)	Other gains for the years ended December 31, 2018, 2017 and 2016, include non-recurring insurance claim recoveries and interest income that are not included in NOI.

EXHIBIT A
MONTHLY PORTFOLIO SNAPSHOT - 4TH QUARTER

Monthly Portfolio Snapshot	OCTOBER 2018

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	167	94.9%	96.9%
Harrison Place Apartments	Indianapolis, IN	307	1	306	289	94.1%	96.9%
Club at Summer Valley	Austin, TX	260	1	259	242	93.1%	94.8%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	285	93.8%	96.2%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	644	92.5%	94.3%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	475	95.0%	97.3%
The Oasis	Colorado Springs, CO	252	1	251	227	90.1%	92.0%
Columns on Wetherington	Florence, KY	192	–	192	187	97.4%	98.6%
Preston Hills at Mill Creek	Buford, GA	464	1	463	433	93.3%	96.2%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	257	92.8%	94.8%
Reveal on Cumberland	Fishers, IN	220	2	218	207	94.1%	95.6%
Randall Highlands Apartments	North Aurora, IL	146	1	145	143	97.9%	98.4%
Heritage Place Apartments	Franklin, TN	105	–	105	104	99.0%	99.9%
Rosemont at East Cobb	Marietta, GA	180	1	179	169	93.9%	95.4%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	700	97.2%	98.7%
Bella Terra at City Center	Aurora, CO	304	1	303	282	92.8%	94.6%
Hearthstone at City Center	Aurora, CO	360	9	351	331	91.9%	93.4%
Arbors at Brookfield	Mauldin, SC	702	3	699	658	93.7%	96.0%
Carrington Park	Kansas City, MO	298	1	297	283	95.0%	96.4%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	253	96.2%	96.7%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	234	92.9%	94.3%
Kensington by the Vineyard	Euless, TX	259	1	258	243	93.8%	95.6%
Monticello by the Vineyard	Euless, TX	354	1	353	337	95.2%	96.1%
The Shores	Oklahoma City, OK	300	1	299	279	93.0%	94.5%
Lakeside at Coppell	Coppell, TX	315	1	314	297	94.3%	95.4%
Meadows at River Run	Bolingbrook, IL	374	1	373	343	91.7%	94.7%
Park Valley Apartments	Smyrna, GA	496	1	495	462	93.1%	94.3%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	212	94.6%	95.7%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	207	93.2%	95.3%
Stoneridge Farms	Smyrna, TN	336	1	335	316	94.0%	96.8%
Fielder's Creek	Englewood, CO	217	1	216	208	95.9%	97.8%
Landings of Brentwood	Brentwood, TN	724	1	723	685	94.6%	96.6%
1250 West Apartments	Marietta, GA	468	1	467	428	91.5%	93.8%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	312	93.4%	94.3%
Total		11,601	42	11,559	10,899	93.9%	95.8%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	NOVEMBER 2018

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	166	94.3%	96.6%
Harrison Place Apartments	Indianapolis, IN	307	1	306	293	95.4%	97.4%
Club at Summer Valley	Austin, TX	260	1	259	240	92.3%	94.3%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	288	94.7%	97.1%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	639	91.8%	94.2%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	473	94.6%	96.3%
The Oasis	Colorado Springs, CO	252	1	251	229	90.9%	92.8%
Columns on Wetherington	Florence, KY	192	–	192	182	94.8%	97.2%
Preston Hills at Mill Creek	Buford, GA	464	1	463	434	93.5%	95.8%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	259	93.5%	95.3%
Reveal on Cumberland	Fishers, IN	220	1	219	208	94.5%	96.6%
Randall Highlands Apartments	North Aurora, IL	146	1	145	139	95.2%	96.2%
Heritage Place Apartments	Franklin, TN	105	–	105	101	96.2%	97.0%
Rosemont at East Cobb	Marietta, GA	180	1	179	169	93.9%	95.5%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	695	96.5%	98.0%
Bella Terra at City Center	Aurora, CO	304	1	303	278	91.4%	92.9%
Hearthstone at City Center	Aurora, CO	360	9	351	328	91.1%	92.5%
Arbors at Brookfield	Mauldin, SC	702	3	699	658	93.7%	95.5%
Carrington Park	Kansas City, MO	298	1	297	275	92.3%	93.2%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	248	94.3%	95.6%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	237	94.0%	94.9%
Kensington by the Vineyard	Euless, TX	259	1	258	245	94.6%	95.7%
Monticello by the Vineyard	Euless, TX	354	1	353	337	95.2%	96.4%
The Shores	Oklahoma City, OK	300	1	299	274	91.3%	93.1%
Lakeside at Coppell	Coppell, TX	315	1	314	299	94.9%	96.1%
Meadows at River Run	Bolingbrook, IL	374	1	373	344	92.0%	94.4%
Park Valley Apartments	Smyrna, GA	496	1	495	454	91.5%	93.7%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	208	92.9%	95.1%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	208	93.7%	94.5%
Stoneridge Farms	Smyrna, TN	336	1	335	315	93.8%	94.4%
Fielder's Creek	Englewood, CO	217	1	216	209	96.3%	97.7%
Landings of Brentwood	Brentwood, TN	724	1	723	687	94.9%	95.8%
1250 West Apartments	Marietta, GA	468	3	465	425	90.8%	92.6%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	310	92.8%	94.3%
Total		11,601	43	11,558	10,854	93.6%	95.2%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	DECEMBER 2018

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	167	94.9%	96.8%
Harrison Place Apartments	Indianapolis, IN	307	1	306	293	95.4%	96.5%
Club at Summer Valley	Austin, TX	260	1	259	240	92.3%	94.7%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	291	95.7%	97.0%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	647	93.0%	94.9%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	476	95.2%	97.5%
The Oasis	Colorado Springs, CO	252	1	251	236	93.7%	95.9%
Columns on Wetherington	Florence, KY	192	–	192	181	94.3%	96.1%
Preston Hills at Mill Creek	Buford, GA	464	1	463	434	93.5%	95.1%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	262	94.6%	96.0%
Reveal on Cumberland	Fishers, IN	220	1	219	208	94.5%	95.3%
Randall Highlands Apartments	North Aurora, IL	146	1	145	136	93.2%	94.6%
Heritage Place Apartments	Franklin, TN	105	–	105	101	96.2%	97.1%
Rosemont at East Cobb	Marietta, GA	180	1	179	167	92.8%	94.9%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	682	94.7%	96.1%
Bella Terra at City Center	Aurora, CO	304	1	303	279	91.8%	93.0%
Hearthstone at City Center	Aurora, CO	360	9	351	332	92.2%	93.6%
Arbors at Brookfield	Mauldin, SC	702	3	699	653	93.0%	94.9%
Carrington Park	Kansas City, MO	298	1	297	280	94.0%	95.4%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	248	94.3%	94.7%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	236	93.7%	95.0%
Kensington by the Vineyard	Euless, TX	259	1	258	246	95.0%	96.1%
Monticello by the Vineyard	Euless, TX	354	1	353	337	95.2%	96.4%
The Shores	Oklahoma City, OK	300	1	299	282	94.0%	95.3%
Lakeside at Coppell	Coppell, TX	315	1	314	298	94.6%	95.3%
Meadows at River Run	Bolingbrook, IL	374	1	373	342	91.4%	93.9%
Park Valley Apartments	Smyrna, GA	496	1	495	461	92.9%	95.1%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	214	95.5%	96.9%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	209	94.1%	95.5%
Stoneridge Farms	Smyrna, TN	336	1	335	315	93.8%	94.7%
Fielder's Creek	Englewood, CO	217	1	216	208	95.9%	97.5%
Landings of Brentwood	Brentwood, TN	724	1	723	694	95.9%	97.1%
1250 West Apartments	Marietta, GA	468	3	465	423	90.4%	93.2%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	316	94.6%	95.6%
Total		11,601	43	11,558	10,894	93.9%	95.5%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a daily average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Storage Units:	Total number of storage units at the end of the reporting period.

Occupied Storage Units:	Total number of storage units occupied at the end of the reporting period.

Percent Occupied:	Percent of storage units occupied (Occupied Storage Units divided by Total Storage Units).